Sterling Holdco, Inc.

Restricted Stock Plan

Section 1.

Purpose

The purpose of this Plan is to foster and promote the long-term financial success of the Company and the Subsidiaries and materially increase stockholder value by (a) motivating superior performance by means of incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees, and (c) enabling the Company and the Subsidiaries to attract and retain the services of an outstanding management team upon whose judgment, interest, and special effort the successful conduct of its and their operations is largely dependent.

Section 2.

Definitions

Whenever used herein, the following terms shall have the respective meanings set forth below:

Act: the Securities Act of 1933, as amended.

Adjustment Event: shall mean (i) any stock dividend, stock split, or share combination affecting the Common Stock, (ii) any recapitalization, reorganization, merger, consolidation, exchange of shares, spin-off, liquidation, or dissolution of the Company, (iii) any disposition by the Providence Entities of all or substantially all of the Common Stock beneficially owned by the Providence Entities other than such a disposition solely for cash, or (iv) any other similar transaction affecting the Common Stock.

Board: the Board of Directors of the Company.

Change in Control: a transaction or series of transactions (other than a Public Offering):

(i) involving the sale, transfer, or other disposition for cash by the Providence Entities to one or more persons or entities that are not, immediately prior to such sale, affiliates of the Company or the Providence Entities, of all or substantially all of the Common Stock of the Company beneficially owned by the Providence Entities as of the date of such transaction; or

(ii) involving the sale, transfer, or other disposition for cash of all or substantially all of the assets of the Company and the Subsidiaries, taken as a whole, to one or more persons or entities that are not, immediately prior to such sale, transfer, or other disposition, affiliates of the Company or the Providence Entities.

Code: the Internal Revenue Code of 1986, as amended.

Committee: the Board or any authorized committee thereof.

Common Stock: the common stock of the Company, par value $0.01 per share.

Company: Sterling Holdco, Inc., a Delaware corporation, and any successor thereto.

Effective Date: July 1, 2013, the date on which the Plan was approved by the Board to take effect, subject to the approval of the Company’s stockholders as required by applicable law.

Employee: any officer or other key employee of the Company or any Subsidiary that is classified as being in Grades 16-20.

Fair Market Value: if no Public Offering has occurred, the Fair Market Value of a share of Common Stock shall be equal to the value most recently established by the Board, in its sole discretion, which value may take into account information from a valuation expert retained by the Board and which may be adjusted, if deemed necessary or advisable by the Board, for significant developments occurring since the date such value was established. If a Public Offering has occurred, the Fair Market Value, on any date of determination, shall mean the closing price for a share of Common Stock as reported on a national exchange or a nationally recognized system of price quotation for such date or, if there is no such closing price for such date, for the most recent date with respect to which such closing price is available. In the event that there are no Common Stock transactions reported on such exchange or system on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported. In all events, the Fair Market Value shall be determined in a manner consistent with Code Section 409A.

Grant Date: the date on which shares of Restricted Stock are granted to a Participant under the terms of this Plan and the terms of such Participant’s Restricted Stock Agreement.

Management Stockholders Agreement: the Management Stockholders Agreement, dated as of February 9, 2012, among the Company and certain other stockholders of the Company, as it may be amended from time to time.

Participant: any Employee designated by the Committee to receive a grant of Restricted Stock under the Plan.

PEP VI: Providence Equity Partners VI L.P., a Delaware limited partnership.

PEP VI-A: Providence Equity Partners VI-A L.P., a Delaware limited partnership.

Permitted Transferee: a transferee permitted under Section 1(a) of the Management Stockholders Agreement.

Person: the meaning set forth in the Management Stockholders Agreement.

Plan: this Sterling Holdco, Inc. Restricted Stock Plan, as the same may be amended from time to time in accordance with its terms.

Providence Entities: collectively, PEP VI, PEP VI-A, Providence Equity Partners, L.L.C., and any of their affiliates or any other investment fund or similar fund managed or advised by PEP VI, PEP VI-A, or Providence Equity Partners, L.L.C.

Public Offering: a public offering pursuant to an effective registration statement filed with the Securities and Exchange Commission that covers shares of Common Stock that, after the closing of such public offering, will be traded on the New York Stock Exchange, the American Stock Exchange, or the National Association of Securities Dealers Automated Quotation System or any comparable non-U.S. exchange or system.

Restricted Stock: shares of Common Stock that are awarded to a Participant pursuant to this Plan and that are subject to such conditions, restrictions and risk of forfeiture that are set forth in the Restricted Stock Agreement between the Company and such Participant.

Restricted Stock Agreement: the written agreement between the Company and a Participant, setting forth the number of shares of Restricted Stock that the Company grants to a Participant under this Plan, and describing the conditions, restrictions, and risk of forfeiture with respect to such shares of Restricted Stock.

Subsidiary: any corporation, a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company.

Section 3.

Eligibility and Participation

Participants in the Plan shall be those Employees selected by the Committee to participate in the Plan and receive Restricted Stock (which may include Employees who are members of the Committee). The selection of an Employee as a Participant shall neither entitle such Employee to, nor disqualify such Employee from, participation in any other award or incentive plan of the Company or any Subsidiary.

Section 4.

Administration

4.1. Power to Grant and Establish Terms of Restricted Stock. The Committee shall be responsible for the administration of the Plan. The Committee shall have the discretionary authority, subject to the terms of the Plan, to determine (i) the Employees to whom Restricted Stock shall be granted, (ii) the number of shares to be awarded to each Participant, (iii) the time or times at which shares of Restricted Stock shall be awarded, and (iv) the terms, conditions, vesting provisions, and restrictions of any and all shares of Restricted Stock awarded to each Participant. Subject to Section 8, such terms and conditions shall not be subsequently changed in a manner that would be adverse to the Participant without the consent of the Participant to whom such shares of Restricted Stock have been granted. The Committee’s determinations under the Plan (including, without limitation, the determinations of persons eligible to receive awards of Restricted Stock, the amount and time of such awards, the terms and conditions of such awards, and the terms of any Restricted Stock Agreement evidencing the same) need not be uniform, and may be made by the Committee selectively, among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated. The grant of any Restricted Stock to any Employee shall neither entitle such Employee to, nor disqualify him or her from, the grant of any other Restricted Stock.

4.2. Power to Administer Plan. The Committee shall have full discretionary authority to prescribe, adopt, amend, and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to interpret the terms of the Plan and of any Restricted Stock Agreement issued under the Plan, and to make any and all other determinations necessary or advisable for the administration and interpretation of the Plan and to carry out its provisions and purposes. Any determination, interpretation, or other action made or taken (including any failure to make any determination or interpretation, or take any other action) by the Committee pursuant to the provisions of the Plan shall be final, binding, and conclusive for all purposes and upon all persons and shall be given deference in any proceeding with respect thereto.

4.3. Power to Delegate Authority. The Committee may delegate any or all of its duties and powers hereunder to any of the senior officers of the Company, subject to such conditions and limitations as the Committee shall prescribe.

4.4. Limitation on Liability. The Committee shall use ordinary care and diligence in the performance of its duties pertaining to the Plan. To the maximum extent permitted by law, no member of the Committee (or any of its delegatees) shall be liable for any action taken, or decision made, in good faith relating to the Plan or to any award of Restricted Stock hereunder.

4.5. Indemnification. To the maximum extent permitted by law, the members of the Committee shall be indemnified by the Company in respect of all their activities under the Plan. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled as a matter of law or otherwise.

Section 5.

Stock Subject to the Plan

5.1. Number. Subject to the provisions of Section 5.3, the aggregate number of shares of Common Stock that may be considered Restricted Stock subject to award under the Plan may not exceed the number of shares authorized by the Board. The shares of Restricted Stock to be delivered under the Plan may consist, in whole or in part, of shares held in treasury or authorized but unissued shares not reserved for any other purpose. Notwithstanding the foregoing, if the tax withholding obligations relating to any award of Restricted Stock are satisfied by delivering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Restricted Stock issued, net of the shares of Common Stock subject to such delivery or attestation, shall be deemed issued for purpose of the limits set forth in this Section 5.1, and the shares of Common Stock that are used to satisfy such tax withholding obligations shall be deemed not to have been issued for purposes of the limits sets forth in this Section 5.1.

5.2. Cancelled, Terminated or Forfeited Restricted Stock. Any shares of Restricted Stock that for any reason are cancelled, terminated, forfeited, substituted, or otherwise settled shall no longer be available for grant under the Plan.

5.3. Adjustment in Capitalization. If and to the extent necessary or appropriate to reflect any Adjustment Event, the Board shall adjust the number of any outstanding shares of Restricted Stock granted under the Plan, and/or make such other substitution, revision, or other adjustment with respect to any outstanding share of Restricted Stock or the holder or holders thereof, in each case as it determines to be equitable or appropriate. In addition, and for the avoidance of doubt, in the event of a merger transaction, each outstanding share of Restricted Stock shall be treated as provided for in the agreement entered into in connection with such merger transaction. Any action taken pursuant to this Section 5.3 shall be effected in a manner that is exempt from, or otherwise complies with, Code Section 409A. Any determination made by the Board under this Section 5.3 shall be final, binding, and conclusive on all persons having or claiming any right hereunder.

Section 6.

Grants of Restricted Stock

6.1. Grant of Restricted Stock. Subject to the terms of this Plan and applicable law, the Committee may at any time, and from time to time, grant shares of Restricted Stock to Participants, in such amounts and subject to such vesting conditions, other terms, conditions, and restrictions, as the Committee shall determine, in its sole discretion. Unless determined otherwise by the Committee, Participants receiving shares of Restricted Stock are not required to pay the Company cash consideration therefor (except as may be required for applicable tax withholding that may be elected by a Participant pursuant to Code Section 83(b)), provided that the Company has determined, by resolution or otherwise, that the value of services provided by each Participant equals or exceeds the par value of the shares of Restricted Stock awarded to him or her under the terms of this Plan.

A. Substitution of Restricted Stock. The Committee shall have the right to grant, in substitution for outstanding shares of Restricted Stock, replacement shares of Restricted Stock that may contain terms more favorable to the Participant than the Restricted Stock they replace, and to cancel the replaced Restricted Stock, all subject to the consent of the Participants to whom the original shares of Restricted Stock were granted under the terms of this Plan.

B. Agreements with Vesting Conditions and Other Restrictions.

(1) Each grant of shares of Restricted Stock to a Participant shall be evidenced by a Restricted Stock Agreement that specifies the applicable vesting conditions, and other terms, conditions and restrictions (if any) of such grant, the duration of such restrictions, and the time or times at which such restrictions shall lapse with respect to all or a specified number of the shares of Restricted Stock that are part of the grant. Upon the grant of shares of Restricted Stock to a Participant under the terms of this Plan (or as soon as practicable thereafter), the Committee shall deliver to the Participant, for execution, (i) such Restricted Stock Agreement, and (ii) a Joinder Agreement pursuant to which the Participant shall become a party to the Management Stockholders Agreement. The effectiveness of any grant of Restricted Stock under this Plan shall be subject to the Participant’s execution and delivery to the Company of the signed Restricted Stock Agreement and Joinder Agreement to the Management Stockholders Agreement, on the date that the shares of Restricted Stock are granted to him, or as soon as reasonably practicable thereafter.

(2) Notwithstanding the foregoing, the Board or Committee reserves the right to reduce or shorten the duration of any vesting or other restriction applicable to any shares of Restricted Stock awarded to any Participant under the Plan.

(3) Each Restricted Stock Agreement provided to a different Participant need not contain provisions that are identical or similar to other such Agreements, but each such Restricted Stock Agreement shall be consistent with the terms of the Plan.

(4) When a Participant becomes fully vested in the shares of Restricted Stock granted to him or her under this Plan, such shares shall become transferable subject to the terms and conditions of the Management Stockholders Agreement and of such Participant’s Restricted Stock Agreement.

6.2. Stock Issuance and Stockholder Rights.

A. Stock certificates issued with respect to shares of Restricted Stock that are granted to Participants under the terms of the Plan may (but are not required to) be issued at the time that such shares of Restricted Stock are awarded to such Participants, subject to forfeiture if the shares of Restricted Stock do not vest or other restrictions do not lapse. Any stock certificate issued to a Participant under this Plan shall bear an appropriate legend or legends that comply with the applicable securities laws and regulations, and that make appropriate reference to the restrictions imposed under the Plan, the Participant’s Restricted Stock Agreement, and the Management Stockholders Agreement. The Participant may be required to deposit such certificate(s) with the Company during the period of any restriction thereon and to execute a blank share power of attorney or other instrument of transfer therefor.

B. During the period of restriction following issuance of the shares of Restricted Stock granted to a Participant hereunder, the Participant shall have all of the rights of a holder of shares of Common Stock, including but not limited to the right to receive dividends (or amounts equivalent to dividends) and to vote with respect to the shares of Restricted Stock, except to the extent otherwise provided by the Committee, the Participant’s Restricted Stock Agreement, or the Management Stockholders Agreement. The Committee, in its discretion, may provide that any dividends or distributions paid with respect to shares of Restricted Stock will be subject to the same restrictions as the shares of Restricted Stock to which such dividends or distributions relate, and that cash dividends may be held in custody or otherwise by the Company.

C. If stock certificates with respect to shares of Restricted Stock have been issued to a Participant with a legend or legends as provided above, then as soon as administratively practicable after the lapsing of the vesting restrictions with respect to any Restricted Stock, the Company shall deliver to the Participant, in book-entry or certificate form, the shares of formerly Restricted Stock that do not bear any restrictive legend referencing the vesting restrictions under the Participant’s Restricted Stock Agreement. Such shares of Restricted Stock, however, shall continue to be subject to the restrictions required under Federal securities laws and other applicable laws, the restrictive covenants in the Participant’s Restricted Stock Agreement, and the restrictions set forth in the Management Stockholders Agreement.

6.3. Termination of Restricted Stock. Unless otherwise determined by the Committee at the date of grant, upon the termination of a Participant’s employment with the Company or its Subsidiaries for any reason (including death, disability, voluntary termination, or involuntary termination), any shares of Restricted Stock that are not vested as of the effective date of such termination of employment shall be forfeited and cancelled immediately upon the effective date of such termination. Notwithstanding the foregoing, however, the Committee shall have the discretion to permit all or any portion of any shares of Restricted Stock to become vested following a Participant’s termination of employment.

Section 7.

Change in Control; Public Offering

7.1. Accelerated Vesting. Unless otherwise provided in the terms of a Participant’s Restricted Stock Agreement, each share of Restricted Stock held by that Participant shall become fully vested in the event of a Change in Control or a Public Offering.

7.2. Limitation on Benefits. Notwithstanding anything contained in the Plan or a Participant’s Restricted Stock Agreement to the contrary: (i) to the extent that any of the payments and benefits provided for under the Plan, an applicable Restricted Stock Agreement, or any other agreement or arrangement between the Company and a Participant (collectively, the “Payments”) would constitute a “parachute payment” within the meaning of Section 280G of the Code, the Company and such Participant may, upon mutual agreement, take action that would result in no portion of the Payments being subject to the excise tax imposed pursuant to Section 4999 of the Code; and (ii) if and to the extent any Payments in respect of the Restricted Stock would, absent application of this clause (ii), be an “excess parachute payment” within the meaning of Section 280G of the Code (and the regulations promulgated thereunder), the Company and such Participant may, upon mutual agreement, provide that such Restricted Stock shall not accelerate in the event of a Change in Control (notwithstanding Section 7.1), and shall be honored, assumed, or new rights substituted therefor by a Participant’s employer (or the parent or a subsidiary of such employer) in such Change in Control. If the Company and the Participant mutually agree that Payments would be reduced or eliminated, as the case may be, pursuant to the immediately preceding sentence, and such Payments would not be so reduced or eliminated, as the case may be, if the stockholder approval requirements of Section 280G(b)(5) of the Code are capable of being satisfied, the Company shall use its reasonable best efforts to cause such Payments to be submitted for such approval prior to the Change in Control giving rise to such Payments.

Section 8.

Amendment, Modification, and Termination of the Plan

The Board may at any time, and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part. Except as provided in this Section 8, no such alteration, amendment, or termination shall adversely affect any outstanding Restricted Stock without the consent of the holders of a majority of such Restricted Stock having similar terms, unless the Committee determines that such amendment or alteration is necessary or advisable to comply with applicable law as a result of changes in law or regulation or to avoid the imposition of an additional tax, interest, or penalty under Code Section 409A.

Section 9.

Miscellaneous Provisions

9.1. Nontransferability of Restricted Stock. Unless the Committee shall permit (on such terms and conditions as it shall establish) Restricted Stock to be transferred to a Permitted Transferee, no Restricted Stock granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, and any attempted or purported sale, transfer, assignment, pledge, encumbrance, or other disposition shall be void and unenforceable against the Company, except to the extent specifically permitted by the Management Stockholders Agreement and the terms of a Participant’s Restricted Stock Agreement.

9.2. Beneficiary Designation. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom the shares of Restricted Stock granted to the Participant hereunder may be transferred in case of his or her death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime. In the absence of any such designation, any Restricted Stock outstanding at the Participant’s death shall be transferred to the Participant’s surviving spouse, if any, or otherwise to or by his or her estate.

9.3. No Guarantee of Employment or Participation; No Additional Compensation for Loss of Rights under Plan. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employment of the Company or any Subsidiary. If any Participant’s employment with the Company or any Subsidiary shall be terminated for any reason, such Participant shall not be entitled to any compensation or other form of remuneration with respect to such termination (except as otherwise provided herein), to compensate such Participant for the loss of any rights under the Plan, except as may be otherwise required to the contrary in his or her contract of employment.

9.4. Tax Withholding.

A. Unless a Participant has made an election under Code Section 83(b) to include in his taxable income the Fair Market Value of the shares of Restricted Stock on the date that such shares are granted to him, at the time of vesting or lapse of the restrictions of the Restricted Stock, the Participant shall pay in cash or cash equivalents to the Company or Subsidiary, as the case may be, any amount that the Company or Subsidiary may reasonably determine to be necessary to satisfy any Federal, state or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to Restricted Stock. To satisfy its withholding obligations, the Company or any Subsidiary shall have the power to deduct from payments of any kind otherwise due to a Participant (including salary or bonus payments) any federal, state or local taxes of any kind or any applicable taxes required to be withheld with respect to the vesting of the shares of Restricted Stock.

B. Subject to the prior approval of the Company or the Subsidiary, which may be withheld by the Company or the Subsidiary, as the case may be, in its sole discretion, the Participant may elect to satisfy such tax withholding obligations, in whole or in part, (i) by causing the Company or the Subsidiary to withhold shares of Common Stock otherwise issuable to the Participant or (ii) by delivering to the Company or the Subsidiary shares of Common Stock already owned by the Participant. The shares of Common Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Common Stock used to satisfy such withholding obligation shall be determined by the Company or the Subsidiary as of the date that the amount of tax to be withheld is to be determined. A Participant who has made an election pursuant to this Paragraph B to satisfy his or her withholding obligation with shares of Common Stock may only use shares of Common Stock that are not subject to any repurchase, forfeiture, vesting, or other similar requirements.

9.5. No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees in cash or property.

9.6. Requirements of Law; Securities Law Compliance. The granting of Restricted Stock and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. If at any time the Company shall determine, in its sole discretion, that the listing, registration or qualification of any shares subject to a grant made pursuant to this Plan upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Restricted Stock hereunder, no shares of Common Stock may be issued to the Participant unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the grant. Instruments evidencing the grant of Restricted Stock may contain such other provisions, not inconsistent with the Plan, as the Committee deems advisable, including a requirement that a Participant represent to the Company in writing, when such Participant receives Restricted Stock (or at such other time as the Committee deems appropriate), that such Participant is acquiring such shares (unless they are then covered by an effective registration statement filed under the Act) for such Participant’s own account for investment only and with no present intention to transfer, sell, or otherwise dispose of such shares except such disposition by a legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of such Participant. Such shares of Common Stock shall be transferable only if the proposed transfer shall be permissible pursuant to the Plan and if, in the opinion of counsel satisfactory to the Company, such transfer at such time will be in compliance with all applicable securities laws.

9.7. Governing Law. The Plan, and all agreements hereunder, shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws.

9.8. No Impact on Benefits. Restricted Stock granted under the Plan shall not be considered to be compensation for purposes of calculating an Employee’s rights under any employee benefit plan except to the extent expressly provided therein.

9.9. Code Section 409A Compliance. The Plan is intended to be administered in a manner consistent with the requirements of Code Section 409A and the applicable rules, regulations, and guidance promulgated thereunder, and shares of Restricted Stock granted hereunder are intended to be exempt from Code Section 409A; provided, that in no event shall the Company, the Committee, or any of the Company’s directors, officers, or employees have any liability to any person in the event any such Code Section 409A provision applies to any Restricted Stock in a manner that results in adverse tax consequences for the Participant or any of the Participant’s beneficiaries or transferees.

9.10. Freedom of Action. Nothing in the Plan or any Restricted Stock Agreement entered into pursuant to this Plan shall be construed as limiting or preventing the Company or any Subsidiary from taking any action with respect to the operation or conduct of its business that it deems appropriate or in its best interest.

9.11. No Fiduciary Relationship. Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company or any Subsidiary and any Participant or executor, administrator, or other personal representative or designated beneficiary of such Participant, or any other persons.

9.12. Unsecured Creditor; Plan Not Subject to ERISA. To the extent that any Participant or his or her executor, administrator, or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. Any reserves that may be established by the Company in connection with this Plan shall continue to be held as part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to a Participant. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

9.13. Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

9.14. Meaning of the Term “Employment.” The terms “employ,” “employee,” and “employment” as used in this Plan and in any Restricted Stock Agreement shall be deemed to refer to the provision of services to the Company or one or more of its Subsidiaries as an employee, and the phrase “termination of employment” (and corollary terms) shall mean the termination of such services to the Company and all of its Subsidiaries in all such capacities.

To record adoption of this Plan by the Board, effective as of July 1, 2013, the Company has caused its authorized officer to execute the Plan.

STERLING HOLDCO, INC.

By: ___________________________

Name: _________________________

Title: __________________________